                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ____________


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              THE MONEY STORE INC.

           (Exact name of the Registrant as specified in its charter)


                          New Jersey                 22-2293022
                 ----------------------------       ------------
                 (State or other jurisdiction of   (I.R.S. Employer
                 incorporation or organization)     Identification No.)


               2840 Morris Avenue, Union, New Jersey      07083
               ----------------------------------------------------
              (Address of principal executive offices)  (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on which
     to be so registered                 each class is to be registered
     -------------------                 ------------------------------

__% Mandatory Convertible                        Nasdaq National Market
  Preferred Stock, no par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                 None.

Item 1.  Description of Registrant's Securities to be Registered.
------   -------------------------------------------------------

         Reference is hereby made to the description set forth under the caption "Description of Capital Stock" contained in the Prospectus that forms a part of the Registration Statement on Form S-3 (No. 33-98972) (the "Registration Statement") of The Money Store Inc. (the "Registrant"), as declared effective by the Securities and Exchange Commission (the "Commission") on February 13, 1996, and which is hereby incorporated by reference, and to the description set forth under the caption "Description of Preferred Shares" contained in the Prospectus Supplement to the Prospectus as filed with the Commission on October 23, 1996 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and which also is hereby incorporated by reference.

Item 2.  Exhibits.
------   --------

1. Form of Articles of Amendment to the Restated Certificate of Incorporation of the Registrant.*

2. Specimen preferred stock certificate of the Registrant, incorporated hereby by reference to Exhibit 4.7 of the Registration Statement.

__________________________
*To be filed by amendment.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 THE MONEY STORE INC.



                                 By: /s/ MORTON DEAR
                                     ----------------------------------
                                 Name:  Morton Dear
                                 Title: Executive Vice President and
                                           Chief Financial Officer


Dated:  October 24, 1996

                                 EXHIBIT INDEX

Exhibit        Description                                  Page No.
-------        -----------                                  --------

  1.  Form of Articles of Amendment to the Restated
      Certificate of Incorporation of The Money Store Inc.
      (the "Registrant").*

  2. Specimen preferred stock certificate of the Registrant, incorporated herein by reference to Exhibit 4.7 of the Registration Statement on Form S-3 (No. 33-98972).

________________________
*To be filed by amendment.